1 THIRD QUARTER 2022 CONFERENCE CALL PRESENTATION

This presentation may include certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding future financial performance, future growth and future acquisitions. These statements are based on Pangaea’s and managements’ current expectations or beliefs and are subject to uncertainty and changes in circumstances. Actual results may vary materially from those expressed or implied by the statements herein due to changes in economic, business, competitive and/or regulatory factors, and other risks and uncertainties affecting the operation of Pangaea’s business. These risks, uncertainties and contingencies include: business conditions; weather and natural disasters; changing interpretations of GAAP; outcomes of government reviews; inquiries and investigations and related litigation; continued compliance with government regulations; legislation or regulatory environments; requirements or changes adversely affecting the business in which Pangaea is engaged; fluctuations in customer demand; management of rapid growth; intensity of competition from other providers of logistics and shipping services; general economic conditions; geopolitical events and regulatory changes; and other factors set forth in Pangaea’s filings with the Securities and Exchange Commission and the filings of its predecessors. The information set forth herein should be read in light of such risks. Further, investors should keep in mind that certain of Pangaea’s financial results are unaudited and do not conform to SEC Regulation S-X and as a result such information may fluctuate materially depending on many factors. Accordingly, Pangaea’s financial results in any particular period may not be indicative of future results. Pangaea is not under any obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise. SAFE HARBOR 2

3Q22 Executive Summary 3 Key Performance Highlights Three Months Ended September 30, 2022 Superior TCE rate driven by strong fleet utilization within higher margin Ice-Class trades TCE rate exceeded the benchmark average Baltic Panamax and Supramax indices by 40%+ in 3Q22 Strong y/y growth in operating cash flow, adjusted EBITDA and margin realization Operating cash flow +41% y/y; Adjusted EBITDA +14% y/y; Adjusted EBITDA margin +500 bps y/y Continued to upgrade fleet, while evaluating divestiture of older, non-core assets Acquired the Bulk Sachuest, a 56,000 dwt dry bulk vessel, in the second-hand market for $16.6 million Significant y/y increase in liquidity being used to support balance sheet optionality Cash of $118 million as of 9/30/22, +$68.8 million y/y; net leverage of 1.2x at quarter-end Continue to execute on key capital allocation priorities Organic/inorganic investments, debt reduction, return-of-capital program Increased quarterly cash dividend to $0.10 per common share Strong cash generation supports sustainable quarterly cash dividend as part of balanced return of capital program Positive full-year 2023 outlook 26% of owned available days fixed at an average of $23,057/ days

$11 $15 $13 $12 $21 $34 $38 $31 $44 $38 15.3% 14.8% 11.5% 9.7% 14.7% 15.8% 16.2% 16.3% 22.6% 20.9% 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% $- $5 $10 $15 $20 $25 $30 $35 $40 $45 $50 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Adjusted EBITDA Adjusted EBITDA Margin Adjusted EBITDA Performance Bridge 4 Premium ice-class rates, high owned-fleet utilization offset higher bunker fuel and operating costs resulting from the addition of a new vessel in the fleet Ice-Class rates were 54% above non-Ice-Class rates in 3Q22 Ice Class rates increased 11% y/y in 3Q22, and remain well-above standard routes New owned vessels and Chartered-in strategy provided a tailwind during a declining market Benefit of Nordic Siku and Nordic Sanngijuq during peak artic shipping season helped drive lower chartered-in shipping days Vessel operating costs per day on a nine-month basis increased 9% year-over-year * Partially attributable to the timing of non-recurring costs related to the change in technical managers of ice class fleet $s in Millions and % of Total Revenue * Excluding technical management fees.

Time Charter Equivalent Rate * Q4 22 estimated TCE performance based on shipping days performed through November 7, 2022 **Average of the published Panamax and Supramax indices, net of commission 5 Above-market TCE rate driven by premium rates achieved on active Arctic trade routes throughout Summer 2022 Largest dry bulk owner operating in the Arctic During 3Q22, we fully-utilized all 10 of our ice-class 1A vessels to service our customers Our Total TCE was 41% above the market in 3Q22 TCE rates declined 16% y/y, but Pangaea’s TCE was well-above the benchmark Our niche, higher-margin trades remain a key area of differentiation During a seasonal period when dry bulk trading is normally seasonally weak, our summer demand in this trade was solid $15,915 $15,172 $10,508 $10,733 $13,316 $14,640 $16,524 $21,053 $28,770 $32,563 $26,472 $27,139 $24,107 $20,795 - 1,000 2,000 3,000 4,000 5,000 6,000 $- $5,000 $10,000 $15,000 $20,000 $25,000 $30,000 $35,000 Shipping Days Pangaea TCE Market Average TCE**

Total Shipping Days 6 1,566 1,461 1,372 1,615 1,968 2,081 2,115 2,202 2,162 3,168 3,407 3,296 3,108 3,337 3,118 2,664 2,501 2,391 - 1,000 2,000 3,000 4,000 5,000 6,000 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 Owned Days Chartered-In Days Mix of owned shipping days increased to 47%, resulting in higher margins amid softening market rates Flexible charter-in strategy allows us to adjust to the prevailing market in order to meet cargo needs Utilization of chartered-in vessels as a percentage of our total shipping days declined from 63% in 3Q21 to 53% during 3Q22 Chartered Hire Expense Declined 51% year-over-year 28% YoY decrease in chartered-in days and a 47% decline in average market rates, drove charter hire expense down $53mm YoY Owned Fleet Continues to Primarily Operate At Attractive Contracted Rates 54% of our owned fleet covered under long-term COAs during 3Q22

Consistent Earnings Growth 1) Adjusted Diluted Earnings per Share (EPS) represents net income attributable to Pangaea Logistics Solutions Ltd., plus, when applicable, loss on sale and leaseback of vessel, loss on impairment of vessel, gains and losses on derivative instruments, and certain non-recurring charges, divided by the weighted average number of shares of common stock adjusted for the dilutive effect of restricted stock awards. $0.09 $0.19 $0.14 $0.09 $0.29 $0.48 $0.56 $0.35 $0.64 $0.52 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 7 Delivered 8th consecutive quarter of year-over-year growth in profitability in 3Q22 Adjusted Diluted EPS(1) +8.3% year-over-year Strong performance driven by strong fleet utilization, premium (above-market) Ice-Class rates $ per share

Strong Cash Flow Generation, Low Net Leverage 8 $5 $15 $23 $19 $32 $37 $33 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 2.2x 3.3x 2.9x 2.4x 2.0x 1.4x 1.2x 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 1) Net Leverage represents total debt and financial leases, less cash and cash equivalents as of 9/30/2022, divided by total trailing twelve-month Adjusted EBITDA, as defined on slide 7. Delivered 6th consecutive quarter of year- over-year growth in operating cash flow Operating Cash Flow +41% year-over-year Cash generation driven by increase in profitability and a $4.2 million improvement in net working capital Net leverage has been falling consistently since 2Q22 Total net leverage(1) declined by 1.7x Leverage has declined materially due to high cash generation and improved profitability $ in millions

Compelling Investment Thesis 9 Integrated shipping-logistics model delivering consistent, above-market returns Differentiated model combines world-class shipping owned and chartered fleet with integrated on-shore logistics capabilities Modern fleet of owned and chartered-in vessels supporting demanding global trade routes 24 owned vessels, including 10 Ice-Class 1A vessels, together with 21 chartered-in vessels as of 9/30/22 Leading position within Ice-Class trades supports superior earned TCE rates Over the last 3 years, Pangaea has achieved a TCE rate 28% above the average of the published Panamax and Supramax indices Long-term cargo-based contracts provide multi-year demand visibility We commit to long term cargo transportation contracts that provide a recurring, profitable base of business Focused on consistently high fleet utilization to drive operating leverage We prioritize backhaul cargoes with the purpose of reducing ballast days On-shore logistics offering provides significant, incremental revenue opportunities As part of our cargo focused business model, we offer on-shore logistics and stevedoring services and deepen client relationships Favorable regulatory tailwinds ahead of the IMO 2023 mandate Expected impact of IMO 2023 to tighten shipping capacity worldwide, beginning January 1, 2023 Disciplined capital allocation strategy Focused on acquisition of new fleet, upgrade of existing fleet and attractive return of capital program Significant balance sheet optionality to pursue growth, low net leverage $118 million of cash and liquidity, net leverage of 1.2x as of 9/30/22; 90% of long-term debt at a fixed rate of 5.1%

10 APPENDIX

INCOME STATEMENT DATA

(in thousands,may not foot due to rounding)	Three months ended September 30,		Nine months ended September 30,	
	2022	2021	**2022**	2021
	(unaudited)	(unaudited)	**(unaudited)**	(unaudited)
Revenues:				
Voyage revenue	**$ 173,168**	$ 186,353	**$ 522,694**	$ 411,978
Charter revenue	**11,309**	26,676	**49,090**	71,568
Total revenue	**184,477**	213,029	**571,783**	483,546
Expenses:				
Voyage expense	**74,716**	60,406	**207,874**	154,357
Charter hire expense	**50,751**	103,721	**194,175**	219,960
Vessel operating expenses	**15,362**	11,754	**41,479**	30,022
General and administrative	**5,777**	4,442	**16,195**	14,677
Depreciation and amortization	**7,366**	7,163	**21,960**	16,451
Loss on impairment of vessels	**-**	-	**3,008**	-
Loss on sale of vessels	-	-	**318**	-
Total expenses	**153,971**	187,486	**485,011**	435,468
Income from operations	**30,506**	25,543	**86,773**	48,078
Total other (expense) income, net	**(10,745)**	3,153	**(17,077)**	6,702
Net income	**19,761**	28,696	**69,696**	54,780
Income attributable to noncontrolling interests	**(973)**	(1,700)	**(5,707)**	(2,703)
Net income attributable to Pangaea Logistics Solutions Ltd.	**$ 18,788**	$ 26,995	**$ 63,989**	$ 52,077
Adjusted EBITDA [1]	**$ 38,490**	**$ 33,626**	**$ 114,034**	**$ 67,065**

1) Adjusted EBITDA represents net income (or loss), determined in accordance with U.S. GAAP, excluding interest expense, income taxes, depreciation and amortization, loss on impairment, loss on sale and leaseback of vessels, share-based compensation and other non-operating income and/or expense, if any.

11

BALANCE SHEET DATA 12 The amounts in the table above have been calculated based on unrounded numbers. Accordingly, certain amounts may not sum due to the effect of rounding. (in thousands) September 30, 2022 December 31, 2021 Current Assets Cash and cash equivalents 117,949$ 56,209$ Accounts receivable, net 42,343 54,259 Other current assets 62,394 73,495 Total current assets 222,686 183,964 Fixed assets, including finance lease right of use assets, net 510,018 517,109 Advances for vessel purchases 1,710 1,990 Other Non-current Assets 4,497 3,962 Total assets 738,911$ 707,024$ Current liabilities Accounts payable, accrued expenses and other current liabilities 44,492$ 49,154$ Related party debt - 243 Current portion long-term debt and finance lease liabilities 29,177 29,923 Other current liabilities 17,432 32,419 Total current liabilties 91,101 111,739 Secured long-term debt and finance lease liabilities, net 268,944 276,796 Other long-term liabilities 21,269 17,807 Total Pangaea Logistics Solutions Ltd. equity 303,411 247,202 Non-controlling interests 54,186 53,479 Total stockholders' equity 357,597 300,681 Total liabilities and stockholders' equity 738,911$ 707,024$ Cash flows for the periods ended: September 30, 2022 September 30, 2021 Net cash provided by operating activities 101,868$ 42,677$ Net cash used in investing activities (11,512)$ (159,848)$ Net cash (used in) provided by financing activities (28,617)$ 117,938$